UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 12, 2014, The Howard Hughes Corporation, a Delaware corporation (the “Company”), entered into the Settlement of Tax Indemnity and Mutual Release Agreement (the “Settlement Agreement”) with General Growth Properties, Inc., a Delaware corporation (“GGP”), to settle certain disputes under the Tax Matters Agreement dated as of November 9, 2010 (the “Tax Matters Agreement”), by and between the Company and GGP.  Pursuant to the Tax Matters Agreement, GGP agreed to indemnify the Company from and against 93.75% of any and all losses, claims, damages, liabilities and reasonable expenses to which the Company became subject (the “Tax Indemnity”), in each case solely to the extent directly attributable to taxes related to certain assets in the Company’s Master Planned Communities segment prior to March 31, 2010 (“MPC Taxes”), in an amount up to $303.75 million.  GGP also agreed to be responsible for interest or penalties attributable to such MPC Taxes in excess of $303.75 million, to the extent assessed by the Internal Review Service (the “IRS”).

On May 6, 2011, GGP filed a petition with the United States Tax Court behalf of the former taxable subsidiaries of GGP (now subsidiaries of the Company (collectively, the “Taxpayer”)) seeking a redetermination of federal income tax for the years 2007 and 2008 (the “Tax Matter”).  The petition sought to overturn a determination by the IRS that the Taxpayer was liable for combined tax deficiencies totaling $144.1 million (the “Decision”), of which GGP, pursuant to the terms of the Tax Matters Agreement, is required to pay the sum of $135.1 million, and approximately $59.6 million in interest.  The Company and GGP have considered whether to appeal the Decision and which party would control such appeal.

The Settlement Agreement substantially terminates the Tax Matters Agreement and provides that, in consideration of the full satisfaction of GGP’s obligation for reimbursement of the MPC Taxes and interest, GGP shall (i) make a cash payment to the Company in the amount of $138.0 million and (ii) convey to the Company fee simple interest in six office properties and related parking garages located in Columbia, Maryland, for an agreed upon total value of $130.0 million, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of December 12, 2014, by and between certain subsidiaries of the Company and certain subsidiaries of GGP.  Under the Settlement Agreement, the Company now controls the Tax Matter, including the right to decide whether to appeal the Decision. The Company has filed an appeal of the Decision to the Fifth Circuit Court of Appeals and expects the appeal to be heard by the appellate court in 2015.

The description of the Settlement Agreement set forth herein is qualified in its entirety by the terms of the Settlement Agreement.  A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

Exhibit
Number	Description
10.1

Settlement of Tax Indemnity and Mutual Release Agreement dated as of December 12, 2014, by and between The Howard Hughes Corporation, a Delaware corporation, and General Growth Properties, Inc., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date:  December 18, 2014